Exhibit 99.1

Fathom Digital Manufacturing Receives Notice of Noncompliance with the NYSE’s Continued Listing Standard

HARTLAND, Wis., April 4, 2023 -- Fathom Digital Manufacturing Corp. (NYSE: FATH), an industry leader in on-demand digital manufacturing services, today announced it was notified on March 29, 2023, by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s Class A common stock (the “Common Stock”) over the prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”).

Under Section 802.01C, the Company has a period of six months following the receipt of the notice to regain compliance with the minimum share price requirement, or until the Company’s next annual meeting of stockholders if stockholder approval is required to cure the share price non-compliance, as would be the case to effectuate a reverse stock split. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period, the Common Stock has (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month.

As required by the NYSE, the Company intends to timely respond to the NYSE with respect to its intent to cure the deficiency to regain compliance with the price criteria.

The notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE. Failure to satisfy the conditions of the cure period or to maintain other listing requirements could lead to a delisting.

About Fathom Digital Manufacturing

Fathom is one of the largest on-demand digital manufacturing platforms in North America, serving the comprehensive product development and low- to mid-volume manufacturing needs of some of the largest and most innovative companies in the world. With more than 25 quick turn manufacturing processes combined with an extensive national footprint, Fathom seamlessly blends in-house capabilities across plastic and metal additive technologies, CNC machining, injection molding and tooling, sheet metal fabrication, design and engineering, and more. Fathom has more than 35 years of industry experience and is at the forefront of the Industry 4.0 digital manufacturing revolution, serving clients in the technology, defense, aerospace, medical, automotive, IOT sectors, and others. Fathom's certifications include: ITAR Registered, ISO 9001:2015 Design Certified, ISO 9001:2015, ISO 13485:2016, AS9100:2016, and NIST 800-171. To learn more, visit https://fathommfg.com/.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any statements that refer to or implicate future events are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Risks and uncertainties include the Company’s ability to regain compliance with the continued listing criteria of the NYSE within the applicable cure period and continue to comply with applicable listing standards of the NYSE; and other factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as well as Fathom’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Contact:

Michael Cimini

Director, Investor Relations

Fathom Digital Manufacturing

(262) 563-5575

michael.cimini@fathommfg.com